NEWS FOR IMMEDIATE RELEASE

Exhibit 99.1

PURSUIT Reports Record FIRST quarter 2026 Results

Reaffirms full year guidance and announces $40.4 million in total Share Repurchases

DENVER, May 6, 2026 -- Pursuit Attractions and Hospitality, Inc. (“Pursuit”) (NYSE: PRSU) today reported strong first quarter 2026 results, reaffirmed full year guidance, and announced significant share repurchases, reflecting sustained demand for its iconic destinations, a disciplined focus on guest experience, and confidence in its strategy and operating model.

“We delivered record first quarter results and continue to execute against our Vision 2030 strategy with a consistent and disciplined playbook that has delivered double-digit compound annual growth over the past decade,” said David Barry, Pursuit president and chief executive officer. “We are delivering business growth through our relentless focus on team member and guest experience, and we’re investing in ourselves through low-risk growth investments in well-instrumented businesses to make experiences better and guests happier, which in turn drives profitability. Additionally, we continue to actively pursue acquisitions to broaden our portfolio of experiential infrastructure in iconic locations while opportunistically repurchasing stock at compelling valuations.”

First Quarter 2026 Highlights

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37% revenue growth and strong margin improvement in record first quarter
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Strong demand for Pursuit’s experiential infrastructure supported yield growth of 5% in same-store attraction effective ticket prices and 6% in same-store lodging RevPAR
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Tabacón’s performance exceeded expectations with RevPAR and attraction visitor growth, reinforcing Pursuit’s acquisition strategy
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Reaffirmed full year 2026 growth outlook, supported by sustained demand for experiential travel in iconic destinations and positive booking pace for peak season
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Advanced transformational growth projects across the portfolio
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Completed $25.2 million in share repurchases during the quarter, and $40.4 million in aggregate as of May 6, 2026, at attractive valuations
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Expanded share repurchase authorization by $50 million, for a total of $59.6 million remaining available

First Quarter 2026 Financial Performance

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Pursuit delivered record first quarter revenue of $51.6 million for 2026, representing an increase of 37.4% year-over-year. This growth primarily reflected strong demand across our portfolio of year-round iconic experiences, including Tabacón, which we acquired in July 2025.
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Net loss attributable to Pursuit was $24.9 million for the seasonally slow first quarter. The year-over-year improvement from the first quarter 2025 net loss attributable to Pursuit of $31.1 million was primarily driven by lower transaction-related costs from the GES sale and stronger revenue.
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First quarter adjusted net loss* was $26.2 million ($(0.94) per share) for 2026 versus $26.9 million ($(0.96) per share) for 2025. The year-over-year improvement primarily reflects higher Adjusted EBITDA*, partially offset by a lower amount of seasonal first quarter losses being allocated to noncontrolling interests.
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Adjusted EBITDA* was negative $14.9 million for the seasonally slow first quarter 2026. The year-over-year improvement from the first quarter 2025 negative Adjusted EBITDA* of $17.5 million was primarily driven by higher revenue, with strong margin improvement, supported by the positive contribution from Tabacón and continued cost discipline.

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

In addition to the commentary above, further information regarding Pursuit's financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the "Investors" section of the company's website, and in the financial tables accompanying this press release.

March 31, 2026 Balance Sheet and Liquidity Highlights

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Total liquidity was $170.3 million at March 31, 2026, comprising cash and cash equivalents of $35.4 million** and $134.9 million of capacity available on the company’s $300 million revolving credit facility.
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Total debt was $236.4 million** and the net leverage ratio was 1.5x at March 31, 2026, below the company’s target range of 2.0x to 3.5x.
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On a pro forma basis for the pending sale of Flyover, the company’s net leverage ratio at March 31, 2026 was less than 1x.
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Pursuit repurchased $25.2 million of common stock during the first quarter, and $40.4 million in aggregate at an average price of $35.40 per share. On May 1, 2026, the company’s Board of Directors approved a $50 million increase in Pursuit’s share repurchase authorization, which brings the total remaining available for future repurchases to $59.6 million.

** Cash and debt amounts shown here are inclusive of Flyover cash and debt balances of $0.9 million and $13.9 million, respectively, which have been classified as held for sale on our balance sheet.

Flyover Sale for $78.4 Million Expected to Close in May 2026

On January 21, 2026, Pursuit entered into an agreement to sell its Flyover Attractions business to Brogent Technologies Inc. for approximately $78.4 million, subject to customary adjustments, representing an implied multiple of approximately 15x Flyover’s 2025 Adjusted EBITDA contribution. The transaction is expected to close in May 2026, subject to regulatory approvals and customary closing conditions. This divestiture further sharpens Pursuit’s strategic focus on its core portfolio of iconic sightseeing attractions and destination-anchored hospitality in the world’s most compelling destinations. The proceeds will be used to reduce revolver debt and reinvest into high-return organic growth projects and strategic acquisitions aligned with Pursuit’s core strategy.

2026 Outlook

“We are reaffirming our full year revenue and Adjusted EBITDA guidance based on our solid first quarter and sustained positive indicators of consumer demand across our experiences and destinations for the balance of the year. We remain confident in our 2026 outlook,” said Barry.

The company’s guidance is below.

(in millions)	Full Year 2026 Guidance	Full Year 2025 Actual
Revenue	$465 at the mid-point including ~$8 from Flyover	$452.4 $413.8 excluding Flyover
Adjusted EBITDA*	$123 to $133 including ~$0.5 from Flyover	$117.1 $111.9 excluding Flyover
Maintenance Capex	$31 to $36 (~7% of Revenue at the mid-point)	$33.4
Growth Capex	$70 to $80	$41.6
Total Capex	$103 to $114	$75.0

Adjusted EBITDA guidance of $123 million to $133 million represents growth of approximately 9% at the mid-point relative to 2025. Full year 2025 includes $38.6 million of revenue and $5.2 million of Adjusted EBITDA contribution from Flyover, while the full year 2026 guidance assumes the Flyover business is sold in May 2026. When adjusting to exclude Flyover results from both 2025 and 2026, Pursuit’s mid-point guidance reflects growth of approximately 10% in revenue and 14% in Adjusted EBITDA.

During 2026, Pursuit expects to invest approximately $70 million to $80 million in organic growth capital expenditures, as it moves forward with major planned investments that have a total commitment of approximately $200 million. These projects are part of the company’s Vision 2030 strategy to deploy more than $300 million into high-returning organic growth investments in well-instrumented existing businesses that enhance the guest experience. The company expects to achieve an effective Adjusted EBITDA multiple of less than 7x by 2030 from these investments, with outsized organic growth beginning in 2028 as certain projects are completed.

The company’s 2026 growth capex guidance range has been reduced relative to its prior guidance due to a shift in expected timing of cash outlays as it continues to actively work through approvals and planning.

Select 2026 Organic Growth Investments (Subject to Approvals) Include:

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Jasper SkyTram (Jasper National Park) - Elevating the arrival-to-summit guest experience and strengthening must-do position in Jasper National Park.
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Banff Gondola (Banff National Park) - Elevating the guest experience at this iconic Banff attraction, including the recent expansion of its top-rated Sky Bistro summit dining experience.
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Denali Backcountry Adventure Relaunch (Denali National Park) - Reintroducing a premium, high margin wildlife safari experience deep in Denali National Park when road access reopens in 2027.
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Forest Park Hotel Woodland Wing (Jasper National Park) - Phased renovation to capture higher-end and year-round demand in Jasper National Park, with the first phase driving a 22% ADR lift and the final phase to be completed ahead of 2026 peak summer season.
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Grouse Mountain Lodge (Whitefish, Montana) - Phased renovation to elevate and reposition the property to capture higher-end and year-round demand near Glacier National Park with the first phase to be completed in 2026.
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Lobstick Lodge (Jasper National Park) - Planned investments to improve and reposition the year-round lodge in Jasper to capitalize on high market demand from both consumer and tour and travel segments.

Pursuit’s guidance is based on certain assumptions, including (1) organic growth from continued guest experience improvements, demand for authentic experiential travel in iconic places, and focus on revenue and cost management, (2) approximately $7 million to $8 million of incremental Adjusted EBITDA from the Tabacón acquisition completed on July 1, 2025, (3) approximately $0.5 million of Adjusted EBITDA contribution from Flyover assuming the sale closes in May 2026, (4) minimal impact from multi-year growth capital expenditures in 2026, and (5) an exchange rate of $0.73 between the Canadian Dollar and the U.S. Dollar for Pursuit’s operations in Canada.

*Pursuit has not quantitatively reconciled its guidance for Adjusted EBITDA to the company’s most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact Pursuit’s results as reported under GAAP.

Conference Call Details

Management will host a conference call to review first quarter 2026 results on Wednesday, May 6, 2026, at 5 p.m. (Eastern Time).

A live audio webcast of the call will be available in listen-only mode through the "Events & Presentations" section of Pursuit’s investor website, where the company will also post its earnings press release and a supplemental earnings presentation prior to the call. Management will refer to this presentation during the call.

The live call can also be accessed by dialing (800) 715-9871 or (646) 307-1963 and entering the access code 26219. To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://registrations.events/direct/Q4I262197. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. The company recommends that you register in advance to ensure access for the full call.

A replay of the call will be available on Pursuit’s website shortly after the conference call and, for a limited time, by dialing (800) 770-2030 and entering the access code 26219.

About Pursuit

Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, Iceland, and Costa Rica. Pursuit’s elevated hospitality experiences include world-class point-of-interest attractions and distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

For more information, visit pursuit.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Pursuit or its management believes or anticipates may occur in the future, including all statements regarding the company’s expectations concerning the travel industry and the markets in which Pursuit operates; management’s expectations concerning future financial performance, including its 2026 and long-term outlook and the related underlying assumptions; its growth plans and strategies, including with respect to investments, growth capital expenditures and acquisitions; its ability to opportunistically return capital to shareholders through share repurchases; its expectations concerning the Flyover transaction and other statements that are not historical fact. These forward-looking statements are subject to a host of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in Pursuit’s forward-looking statements include, but are not limited to, the following:

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general economic and geopolitical uncertainty in key global markets and a worsening of global economic conditions;
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the seasonality of Pursuit’s businesses;
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the competitive nature of the industries in which Pursuit operates;
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travel industry disruptions;
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changes in consumer tastes and preferences for recreational activities;
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natural disasters, weather conditions, and other catastrophic events;
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accidents and adverse incidents at Pursuit’s hotels and attractions;

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the sufficiency and cost of insurance coverage;
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the impact of the company’s borrowings, including its revolving credit facility, on its operational and financial flexibility;
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risks of new capital projects not being commercially successful;
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the company’s ability to fund capital expenditures, or its ability to deploy capital in line with its strategic objectives;
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the company’s ability to successfully integrate and achieve anticipated benefits from acquisitions;
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unknown or contingent liabilities from acquisitions;
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failure to adapt to technological developments or industry trends;
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the company’s inability to realize the strategic, financial and operational benefits from the sale of Flyover;
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potential increases in operating expenses;
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conducting business globally, including the impact of regulatory regimes in geographies where Pursuit operates or may expand;
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Pursuit’s exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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the importance of key personnel to Pursuit’s business;
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the impact of labor shortages;
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Pursuit’s exposure to cybersecurity attacks and threats, including the impact of fraud;
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compliance with laws governing the storage, collection, handling, and transfer of personal data and the company’s exposure to legal claims and fines for data breaches or improper handling of such data;
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compliance with foreign data privacy laws that apply to the company’s activities;
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Pursuit’s exposure to litigation in the ordinary course of business;
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changes in federal, state, local or foreign tax laws;
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the company’s ability to comply with extensive environmental requirements;
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risks related to ownership of Pursuit’s common stock; and
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other risks and uncertainties included under Part I, Item 1A of Pursuit’s most recent annual report Form 10-K.

For a more complete discussion of the risks and uncertainties that may affect the company’s business or financial results, please see Item 1A, “Risk Factors,” of Pursuit’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as any future reports the company may file with the SEC. The company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Availability of Information on Pursuit Website

Pursuit routinely uses its investor relations website (investors.pursuit.com) to post presentations to investors and other important information, including information that may be material. Accordingly, Pursuit encourages investors and others interested in Pursuit to review the information it makes public on its investor relations website.

Contact

Carrie Long or Michelle Porhola

Investor Relations Contacts

ir@pursuit.com

(602) 207-2681

Jessica Harcombe Fleming

Media Contact

media@pursuit.com

(403) 498-8420

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended March 31,
(in thousands, except per share data)	2026	2025	$ Change	% Change
Revenue:
Ticket, rooms, transportation, and other services revenue	41,229	29,734	11,495	38.7%
Food, beverage, and retail products revenue	10,413	7,845	2,568	32.7%
Total revenue	$51,642	$37,579	$14,063	37.4%

Cost of food, beverage, and retail products sold	(2,988)	(2,285)	(703)	(30.8%)
Operating expenses (exclusive of depreciation and amortization shown separately below) (Note A)	(42,212)	(34,906)	(7,306)	(20.9%)
Selling, general, and administrative expenses (Note B)	(19,213)	(20,686)	1,473	7.1%
Depreciation and amortization	(9,676)	(10,968)	1,292	11.8%
Interest expense, net	(2,655)	(1,464)	(1,191)	(81.4%)
Other expense, net	(834)	(357)	(477)	**
Loss from continuing operations before income taxes	(25,936)	(33,087)	7,151	21.6%
Income tax benefit (Note C)	1,219	1,866	(647)	(34.7%)
Loss from continuing operations	(24,717)	(31,221)	6,504	20.8%
Loss from discontinued operations, net of tax	(21)	(131)	110	84.0%
Net loss	(24,738)	(31,352)	6,614	21.1%
Net (income) loss attributable to non-redeemable noncontrolling interest	(200)	216	(416)	**
Net loss attributable to Pursuit	$(24,938)	$(31,136)	$6,198	19.9%

Amounts Attributable to Pursuit:
Net loss from continuing operations attributable to Pursuit	$(24,917)	$(31,005)	$6,088	19.6%
Loss from discontinued operations, net of tax	(21)	(131)	110	84.0%
Net loss attributable to Pursuit	$(24,938)	$(31,136)	$6,198	19.9%

Net loss attributable to Pursuit per common share
Basic loss per common share	$(0.90)	$(1.11)	$0.21	18.9%
Diluted loss per common share	$(0.90)	$(1.11)	$0.21	18.9%

Basic and diluted weighted-average common shares outstanding (Note D):
Basic weighted-average outstanding common shares	27,857	28,113	(256)	(0.9%)
Additional dilutive shares related to share-based compensation	-	-	-	**
Diluted weighted-average outstanding common shares	27,857	28,113	(256)	(0.9%)

** Change is greater than +/- 100 percent

(A) Operating expenses (exclusive of depreciation and amortization) – The increase in operating expenses was primarily due to increases in variable costs associated with increased transaction volumes and revenue, including increases of $3.2 million in labor expense, $0.9 million in operating supplies and services, $0.8 million in commission and other variable revenue-based fees, and other inflationary cost increases. The three months ended March 31, 2025, includes a reclassification of expense of $3.5 million from operating expenses (exclusive of depreciation and amortization) to selling, general, and administrative expenses to comparably conform to the Company’s current presentation of costs and expenses.

(B) Selling, general, and administrative expenses – The decrease in selling, general, and administrative expenses was primarily due to higher transaction-related costs during the three months ended March 31, 2025, of $4.9 million (primarily related to our transition to a standalone publicly-traded operating company in connection with the sale of the GES business), partially offset by higher labor and variable compensation costs of $1.1 million, higher information technology costs of $0.8 million associated with completing our transition to a standalone company, and other inflationary cost increases. Additionally, Tabacón contributed incremental expenses of approximately $0.7 million. The three months ended March 31, 2025, includes a reclassification of expense of $3.5 million from operating expenses (exclusive of depreciation and amortization) to selling, general, and administrative expenses to comparably conform to the Company’s current presentation of costs and expenses.

(C) Income tax benefit – The effective tax rate was 4.7% for the three months ended March 31, 2026, compared to 5.6% for the three months ended March 31, 2025. The decrease in the effective rate for the three months ended March 31, 2026, compared to the prior year period was primarily attributable to improved United States financial performance, the inclusion of Tabacón, and additional valuation allowance recorded due to the Flyover Attractions Sale.

(D) Basic and diluted weighted-average common shares outstanding - Weighted-average potential common shares for outstanding equity awards were excluded during the applicable periods because their inclusion would have been anti-dilutive.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)", “Adjusted EPS”, "Adjusted EBITDA", and “Adjusted EBITDA Margin”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Pursuit’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the most comparable GAAP measures, because they do not consider a variety of items affecting Pursuit’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Pursuit’s consolidated financial performance, a user of Pursuit’s financial information should consider net income (loss) attributable to Pursuit as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are considered useful operating metrics, in addition to net income (loss) attributable to Pursuit, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Pursuit’s performance. Management believes that the presentation of Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin provides useful information to investors regarding Pursuit’s results of operations for trending, analyzing, and benchmarking the performance and value of Pursuit’s business.

Additionally, the company calculates the impact of foreign exchange rate variances by converting non-United States Dollar results using comparative period exchange rates and determining the change from prior period reported results.

	Three months ended March 31,
(in thousands, except per share data)	2026	2025	$ Change	% Change
Adjusted net loss:
Net loss attributable to Pursuit	$(24,938)	$(31,136)	$6,198	19.9%
Loss from discontinued operations, net of tax	21	131	(110)	(84.0%)
Net loss from continuing operations attributable to Pursuit	(24,917)	(31,005)	6,088	19.6%
Restructuring charges, pre-tax	12	38	(26)	(68.4%)
Transaction-related costs and other non-recurring items, pre-tax (Note A)	472	5,002	(4,530)	(90.6%)
FX remeasurement associated with debt and debt-like obligations, pre-tax (Note B)	(2,589)	(2,181)	(408)	(18.7%)
Tax expense (benefit) on above items	707	194	513	**
Portion of above amounts attributable to non-controlling interests	147	1,069	(922)	(86.2%)
Adjusted net loss	$(26,168)	$(26,884)	$716	2.7%

Adjusted EPS:
Diluted adjusted net income (loss) allocated to Pursuit common shareholders (as reconciled above)	$(26,168)	$(26,884)	$716	2.7%
Diluted weighted-average outstanding common shares	27,857	28,113	(256)	(0.9%)
Adjusted EPS	$(0.94)	$(0.96)	$0.02	2.1%

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring items include expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs, as well as certain non-recurring wildfire and insurance-related items.

(B) Represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon and Tabacón debt and debt-like obligations.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended March 31,
($ in thousands)	2026	2025	$ Change	% Change

Revenue	$51,642	$37,579	$14,063	37.4%

Net loss attributable to Pursuit	$(24,938)	$(31,136)	$6,198	19.9%
Net income (loss) attributable to non-redeemable noncontrolling interest	200	(216)	416	**
Loss from discontinued operations, net of tax	21	131	(110)	(84.0%)
Interest expense, net	2,655	1,464	1,191	81.4%
Income tax benefit	(1,219)	(1,866)	647	34.7%
Depreciation and amortization	9,676	10,968	(1,292)	(11.8%)
Other expense, net	834	357	477	**
Transaction-related costs and other non-recurring items (B)	472	5,002	(4,530)	(90.6%)
FX remeasurement associated with debt and debt-like obligations (C)	(2,589)	(2,181)	(408)	(18.7%)
Adjusted EBITDA	$(14,888)	$(17,477)	$2,589	14.8%
Adjusted EBITDA attributable to noncontrolling interest	(1,603)	(950)	(653)	(68.7%)
Adjusted EBITDA attributable to Pursuit	$(16,491)	$(18,427)	$1,936	10.5%
Adjusted EBITDA Margin	(28.8%)	(46.5%)		17.7 pts

** Change is greater than +/- 100 percent

	2025
($ in thousands)	Q1	Q2	Q3	Q4	FY

Revenue	$37,579	$116,743	$241,022	$57,073	$452,417

Net income (loss) attributable to Pursuit	$(31,136)	$5,646	$73,853	$(25,695)	$22,668
Net income (loss) attributable to noncontrolling interest	(216)	3,085	11,248	(476)	13,641
(Income) loss from discontinued operations, net of tax	131	(1,135)	2,882	330	2,208
Interest expense, net	1,464	1,928	2,835	2,596	8,823
Income tax expense (benefit)	(1,866)	3,021	17,771	(2,424)	16,502
Depreciation and amortization	10,968	11,073	12,042	11,987	46,070
Other (income) expense, net (A)	357	5,962	(3,455)	(1,202)	1,662
Transaction-related costs and other non-recurring items (B)	5,002	4,009	(82)	1,551	10,480
FX remeasurement associated with debt and debt-like obligations (C)	(2,181)	(3,881)	261	892	(4,909)
Adjusted EBITDA	$(17,477)	$29,708	$117,355	$(12,441)	$117,145
Adjusted EBITDA Margin	(46.5%)	25.4%	48.7%	(21.8%)	25.9%

(A) Includes a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, in Q2'25 and a $4.2 million gain from business interruption insurance proceeds received in Q3’25 related to lost profits in 2024 from the Jasper wildfire.

(B) Transaction-related costs and other non-recurring items represent expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs, as well as certain non-recurring wildfire and insurance-related items.

(C) Represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon and Tabacón debt and debt-like obligations.